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Exhibit 4.8

EFFECTIVE DECEMBER 14, 1999

AMONG

EURAMAX INTERNATIONAL LIMITED
EURAMAX EUROPEAN HOLDING LIMITED
EURAMAX EUROPEAN HOLDINGS, B.V.,
AS ISSUERS

AMERIMAX HOLDINGS, INC.,
AS GUARANTOR

–and–

THE CHASE MANHATTAN BANK,
AS TRUSTEE

AMENDED AND RESTATED SUPPLEMENTAL INDENTURE

in respect of

EURAMAX INTERNATIONAL LIMITED,
EURAMAX EUROPEAN HOLDINGS LIMITED
EURAMAX EUROPEAN HOLDINGS, B.V.
AMERIMAX HOLDINGS, INC.

$135,000,000 11  % SENIOR SUBORDINATED NOTES DUE 2006

AMENDED AND RESTATED SUPPLEMENTAL INDENTURE (the "Amended Supplemental Indenture"), effective as of December 14, 1999, by and among EURAMAX INTERNATIONAL LIMITED, a private limited company organized under the laws of England and Wales ("Euramax"), EURAMAX EUROPEAN HOLDINGS LIMITED, a private limited company organized under the laws of England and Wales ("Euramax U.K."), EURAMAX EUROPEAN HOLDINGS, B.V. ("Euramax, B.V." and, together with Euramax and Euramax U.K., the "Issuers"), AMERIMAX HOLDINGS, INC., a Delaware corporation ("Amerimax" or the "Guarantor"), and THE CHASE MANHATTAN BANK, as Trustee (the "Trustee"), under the Indenture, dated as of September 25, 1996 (the "Indenture") pursuant to which $135,000,000 11?% Senior Subordinated Notes due 2006 have been issued (the "Securities").

WHEREAS, the Euramax group proposes to undergo a reorganization (the "Reorganization") by which (i) Euramax International plc has re-registered as a private company, Euramax International Limited; (ii) a new Delaware corporation, Euramax International, Inc. ("Euramax U.S.") has been organized and interposed between Euramax and its shareholders by means of a scheme of arrangement under Section 425 of the United Kingdom Companies Act of 1985 (the "Scheme of Arrangement"); (iii) a further intermediate holding company organized under the laws of England and Wales is interposed between Euramax U.S. and Euramax; (iv) Euramax distributes to Newco U.K. (as defined below) its shares in Amerimax; (v) Amerimax transfers the shares of its subsidiary, Amerimax Fabricated Products, Inc. ("AFP") to Euramax U.S. for fair market value; and (vi) a further intermediate holding company organized under the laws of England and Wales, Broomco (1953) Limited ("Newco U.K. II") will be interposed between Euramax and Euramax, B.V.

WHEREAS, as a result of the Reorganization, (i) the following four companies have been or will be added as guarantors under the Indenture: Euramax U.S., Newco U.K., AFP, and Newco U.K. II and (ii) each new guarantee was or will be effective as soon as each of Euramax U.S., Newco U.K., AFP, and Newco U.K. II is set in place under the Reorganization, after which said company shall further evidence its guarantee of the Securities by executing a guarantee in substantially the form set forth in Exhibit A to the Indenture.

WHEREAS, the Issuers and Amerimax, when authorized by resolutions of their respective Boards of Directors, and the Trustee may amend or supplement the Indenture with the written consent of the holders of at least a majority in aggregate principal amount of the Securities issued under the Indenture.

WHEREAS, the Issuers issued a Consent Solicitation Statement dated November 4, 1999, soliciting the consent of the holders of the Securities to certain amendments to the Indenture substantially in the form set out in Article Two hereof.

WHEREAS, the Trustee is in receipt of such written consents.

WHEREAS, the Issuers, the Guarantor and the Trustee amended the Indenture pursuant to the Supplemental Indenture, dated as of November 18, 1999 (the "Supplemental Indenture"), by and among the parties hereto.

WHEREAS, Euramax U.S. intended to interpose Broomco (1868) Limited between itself and Euramax, but this did not occur as a result of clerical error by the U.K. Registrar of Companies.

WHEREAS, under the Reorganization, Broomco (1922) Limited, a company organized under the laws of England and Wales ("Newco U.K."), rather than Broomco (1868) Limited, is now to be interposed between Euramax U.S. and Euramax.

NOW, the Issuers, the Guarantor and the Trustee deem it appropriate to hereby amend and restate the Supplemental Indenture in its entirety as follows in order to substitute Broomco (1922) Limited for Broomco (1868) Limited in the Reorganization:

ARTICLE ONE
DEFINITIONS

SECTION 1.01

Expressions defined in the Indenture shall have the same meanings when used herein save to the extent supplemented or modified hereby.

SECTION 1.02

Except as otherwise provided herein, the terms of the Indenture shall apply to this Amended Supplemental Indenture as if they were set out herein and the Indenture shall be read and construed, in relation to the Securities, as one document with this Amended Supplemental Indenture.

ARTICLE TWO
AMENDMENTS

SECTION 2.01

The definitions of the Preamble in the Indenture and Section 1.01 of the Indenture are hereby amended as follows:

(1) (1) References to the "Company" shall now be understood as references to "Euramax U.S.", except in the following definitions and sections of the Indenture, in which "the Company" shall be deleted and replaced with "Euramax":

In the third and seventh line of the preamble of the Indenture; Section 1.01 for the definitions of: "Consolidated Interest Expense"; "Corporate Trust Office of the Trustee"; "Credit Agreement" in the fifth line of the definition; "Fabricated Products Business"; "Offer to Purchase"; and "Restricted Subsidiary" in part (ii) of the definition;

Section 2.03;
Section 2.04;
Section 2.05;
Section 2.06(a), 2.06(b) subsection (iii)(C) and 2.06(i) subsections (ii) and (iii);
Section 2.07;
Section 2.12;
Section 2.13;
Section 3.01;
Section 3.03;
Section 3.07;
Section 4.02;
Section 4.05(b) and (c);
Section 4.09;
Section 6.04;
Section 7.01(e);
Section 7.07;
Section 8.06;
Section 8.15;
Section 9.01;
Section 10.02;

Section 10.04;
Section 12.06;
Section 13.02; and
Section 13.04.

(2) In addition, the phrase "Euramax or" should be added immediately before the term "the Company" in the following sections:

(a) In the following definitions in Section 1.01 of the Indenture:

"Company Request";
"Credit Agreement" in the twenty fifth line of the definition;
"Designated Senior Debt";
"Opinion of Counsel"; and
"Unrestricted Subsidiary" in the second line of the definition.

(b) In Section 6.01(8) of the Indenture; and

(c) In Section 6.01(9) of the Indenture.

(3) The word "Issuers" or "Issuer" shall be deleted and replaced with "Company" preceded by the appropriate word in the negative form where applicable and followed with the appropriate word in singular form where applicable, in the following cases:

Section 4.03;
Section 4.04, except in subsection (viii);
Section 4.05, except in the last paragraph of Section 4.05(a), (the word "Company" to the extent replacing the word "Issuers" in Section 4.05, to mean "Euramax");
Section 4.06;
Section 4.07, except in the eleventh line thereof;
Section 4.08;
Section 4.09;
Section 4.10;
Section 4.16;
Section 4.17;
Section 4.18, except in the third line (to the extent relating to property or assets owned on the Issue Date);
Section 5.01, except in clause (ii)(a) and (iii) thereof; and
Section 5.02.

(2) The following new definitions should be added in Section 1.01 of the Indenture:

"AFP" means Amerimax Fabricated Products Inc., a company incorporated in Delaware."

"Amerimax" means Amerimax Holdings Inc., a company incorporated in Delaware."

"Euramax" means Euramax International Limited, a company incorporated in England and Wales and formerly known as Euramax International plc."

"Euramax U.S." or the "Company" means Euramax International, Inc., a company incorporated in Delaware."

"Newco U.K." means Broomco (1922) Limited, a company incorporated under the laws of England and Wales which will be the direct parent of Euramax at the end of the Reorganization."

"Newco U.K. II" means Broomco (1953) Limited, a company incorporated under the laws of England and Wales which will be the direct parent of Euramax, B.V. at the end of the Reorganization."

"Reorganization" has the meaning set forth in the preamble of the Amended Supplemental Indenture, dated as of November 18, 1999."

"Scheme of Arrangement" has the meaning set forth in the preamble of the Amended Supplemental Indenture, dated as of November 18, 1999."

(3) The definition of "Continuing Director" shall be deleted and replaced with the following:

"Continuing Director" means a director who either was a member of the Board of Directors of Euramax on the Issue Date or who became a director of Euramax or of the Company subsequent to the Issue Date and whose election, or nomination for election by the stockholders of Euramax or by the stockholders of the Company, was duly approved by a majority of the Continuing Directors then on the Board of Directors of Euramax or of the Company, either by a specific vote or by approval of the proxy statement issued by Euramax or by the Company on behalf of the entire Board of Directors of Euramax or of the Company in which such individual is named as nominee for director."

(4) (1) The definition of "Guarantor" in Section 1.01 of the Indenture shall be deleted and replaced with the following:

"Guarantors" means (i) Amerimax, (ii) Euramax U.S., (iii) Newco U.K., (iv) Newco U.K. II and (v) AFP."

(2) References to the "Guarantor" in the Indenture shall be understood as references to the "Guarantors" as newly defined, to each individually and to all in the aggregate, and the former use of the singular form shall be replaced by the plural form wherever appropriate. The obligations of the Guarantors hereunder shall be joint and several.

(3) In the following cases, however, the word "the Guarantor" shall be deleted and replaced with "Amerimax":

Section 1.01 for the definition of the "Credit Agreement"; and Section 11.04.

(5) (1) The definition of "Guarantee" in Section 1.01 of the Indenture shall be deleted and replaced with the following:

"Guarantees" means the guarantees of the Securities by the Guarantors under this Indenture."

(2) References to the "Guarantee" in the Indenture shall be understood as references to the "Guarantees" as newly defined, and the former use of the singular form shall be replaced by the plural form wherever appropriate.

SECTION 2.02

(1) The term "Subsidiaries" in Section 2.04 of the Indenture shall be deleted and replaced with "Affiliates".

(2) The second paragraph of Section 4.03 of the Indenture is hereby amended by (i) deleting the word "and" immediately preceding clause (iv), and (ii) adding thereto, immediately after the end of clause (iv) thereof, the phrase "and (v) the cancellation of shares in Euramax and the interposition of Euramax U.S. between Euramax and its shareholders, pursuant to the Scheme of Arrangement".

(3) The first sentence of the second paragraph in Section 4.06 of the Indenture is hereby amended by (i) deleting the word "and" immediately preceding clause (x) thereof, and (ii) adding immediately after the end of clause (x) thereof, the phrase "and (xi) the cancellation of shares in Euramax and the interposition of Euramax U.S. between Euramax and its shareholders, pursuant to the Scheme of Arrangement".

(4) (1) The first sentence of Section 5.01 of the Indenture is hereby amended by adding in clause (ii)(b) thereof after the words "involved the Guarantor", the phrase "or all or substantially all of the Company?s assets were sold, assigned, leased, conveyed or otherwise disposed of".

(2) The following phrase in the parenthetical in Section 5.01(iii) shall be deleted: "other than the Company".

(3) The following sentence shall be added at the end of Section 5.01 of the Indenture: "The provisions of this Section 5.01 shall not be applicable to any of the events contemplated by the Reorganization."

ARTICLE THREE
MISCELLANEOUS

SECTION 3.01

The parties may sign any number of copies of this Amended Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 3.02

This Amended Supplemental Indenture shall come into effect after the Scheme of Arrangement becomes effective. Euramax shall give prompt written notice to the Trustee of such effectiveness and of the effectiveness of the Reorganization.

SECTION 3.03

Concurrently with the execution by each of Euramax U.S., Newco U.K., AFP and Newco U.K. II of their respective guarantee, the Issuers and the Guarantor will cause each of Euramax U.S., Newco U.K., AFP and Newco U.K. II to provide to the Trustee such certificates and opinions with respect thereto and to their guarantees as the Trustee shall reasonably request.

SECTION 3.04

This Amended Supplemental Indenture and each and every provision hereof shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of such State.

SECTION 3.05

In entering into this Amended Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee.

SECTION 3.06

The recitals contained herein are made by the Issuers and the Guarantor and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Amended Supplemental Indenture.

SECTION 3.07

Upon the effectiveness of this Amended Supplemental Indenture, each reference in the Indenture to "this Indenture", "hereunder", "herein", or words of like import shall mean and be a reference to such Indenture as amended hereby.

*  *  *  *

IN WITNESS WHEREOF, the parties hereto have caused this Amended Supplemental Indenture to be duly effective as of the date first written.

EURAMAX INTERNATIONAL LIMITED
By:
Name:
Title:
EURAMAX EUROPEAN HOLDINGS LIMITED
By:
Name:
Title:
EURAMAX EUROPEAN HOLDINGS, B.V.
By:
Name:
Title:
By:
Name:
Title:
AMERIMAX HOLDINGS, INC.
By:
Name:
Title:
THE CHASE MANHATTAN BANK, as Trustee
By:
Name:
Title:

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ARTICLE ONE DEFINITIONS
ARTICLE TWO AMENDMENTS
ARTICLE THREE MISCELLANEOUS